1 Susan M. Cameron Chair, TUP Board of Directors October 16, 2023 Ms. Laurie Ann Goldman 941 Park Avenue 4/5A New York, NY 10028 Dear Laurie Ann, On behalf of the Board of Directors (the “Board”), I am pleased to present our offer to you for the position as Chief Executive Officer of Tupperware Brands Corporation (the “Company”), anticipated to be effective as of October 17, 2023 (your “Start Date”). You will report solely and directly to the Board, and shall have and perform such duties, responsibilities, and authorities as are customary for the chief executive officer of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time and consistent with such position and status. You will be based primarily remotely from your home in New York City, provided, that you shall regularly engage in travel to the Company’s offices in Orlando and other locations, as necessary to fulfill your duties and responsibilities to the Company taking into account the needs of the business. The Board understands that you currently have other professional commitments as previously disclosed to the Board and agrees that you may continue to engage in such commitments to the extent consistent with this offer and your duties and responsibilities to the Company. By accepting this offer, you agree to devote the time required to fulfill the responsibilities of this role. You and the Board agree that you shall work together collaboratively and reasonably to accommodate your schedule and the Board’s schedule. The following outlines the terms associated with this offer: 1) Your annual base salary will be $1,000,000, subject to applicable taxes and withholdings, and will be administered according to Tupperware Worldwide salary guidelines. Your annual base salary will be reviewed by the Board from time to time for increases (but not decreases). 2) You shall participate in the Fiscal Year 2024 Tupperware Annual Incentive Program (AIP) (along with the annual incentive program for future fiscal years during the term of your employment) at a potential aggregate annual target payout of 125% of your year-end annual salary based on the achievement of specific performance goals, to be approved by the Board in consultation with you. The potential target payout of $1,250,000, subject to applicable taxes and withholdings, shall be earned based on Board defined performance periods which could be quarterly or semi-annually, and may be higher or lower based on the level of achievement of such performance goals. The specific goals, performance periods, payment timing and other details will be developed by the Board in consultation with you. Assuming a start date of October 17, 2023, the Company will provide you with a guaranteed 2023 AIP payment of $312,500, subject to applicable taxes and withholdings, to be paid in December 2023, which represents a prorated amount of your target annual opportunity described above. This payment will be forfeited if your employment ends before the payment date, except as set forth in Section 4 below. 3) The Company will provide you with a one-time LTI cash award of $3,000,000 within 30 days following your start date, subject to applicable taxes and withholdings, vesting over an 18-month period commencing on your start date. Half of this LTI cash award will vest based solely on continued service, with $500,000 vesting every 6 months upon the completion of the first of the three six-month periods following the Start Date, totaling $1,500,000. The remaining $1,500,000 of this LTI cash award is performance contingent with $500,000 vesting every 6 months based upon the achievement Exhibit 10.1

2 of performance objectives to be developed by the Board in consultation with you. All earned time- based awards will be paid out on the Company’s first regularly scheduled payroll date following the vesting date. All earned performance-based awards will be paid out within 30 days following the vesting date upon the Board validating the achievement of time-based and performance-based milestones (and with no need for continued employment beyond the vesting date), which will be developed by the Board in consultation with you. Upon a Change of Control (as defined in the Tupperware Brands Corporation 2019 Incentive Plan), this cash LTI award shall accelerate and vest and be paid as of the consummation of such Change of Control, with the performance-based portion of the award vesting and being paid at the target level of performance. The award agreement in respect of this cash LTI award shall not contain any post-employment non-competition covenants and the final sentence of Section 16(a) of this agreement shall be incorporated (and hereby is incorporated by reference, mutatis mutandis) into any cash LTI or other equity-based award issued to you by the Company or an affiliate. 4) The term of this agreement shall commence on the Start Date and end on April 17, 2025 (the “End Date”). In October 2024, you and the Company shall discuss in good faith whether or not to extend the term of your employment beyond the End Date and the terms and conditions of any such extension. If your employment is terminated by the Company without “Cause”, your employment terminates as a result of your resignation with Good Reason, you die, or your employment terminates as a result of your Disability (as defined in the Company’s Long Term Disability Plan), any outstanding AIP or LTI awards will be vested and paid on a pro-rated basis within 30 days following the end of the applicable performance period, and, in the case of performance-based awards, based on the Company’s actual performance through the date of termination (and solely the passage of time for time-based awards), as determined by the Board and the number of months elapsed between your start date (or the beginning of the applicable performance period) and the date your employment terminates; provided, however, that if any such termination of employment occurs following the signing of a definitive transaction agreement in respect of a transaction that would be a Change of Control (and subject to the consummation of such transaction), you shall be entitled to an additional payment upon the consummation of such Change of Control equal to the difference between the amount previously paid pursuant to this paragraph and the amount that would have been paid pursuant to this agreement had such termination of employment occurred upon consummation of the Change of Control (i.e. vesting and payment in full of any outstanding and unpaid AIP or LTI awards, and in the case of performance awards, based on the target level of performance). In addition, in the event your employment is terminated by the Company without “Cause” or your employment terminates as a result of your resignation with Good Reason, within the first six (6) months following the Start Date, you shall be entitled to (i) continued payment of your base salary until the date that is six (6) months following the Start Date and (ii) vesting and payment of any outstanding AIP or LTI awards pursuant to the preceding sentence as if you had remained employment until the date that is six (6) months following the Start Date. The Company will have “Cause” to terminate your employment only in the event of (i) your willful and continued failure to perform substantially your duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Board which specifically identifies the manner in which the Board believes that you have not substantially performed your duties, and you have not begun substantial performance of your duties within 15 days following your receipt of such written demand, or (ii) your willful engagement in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act by you shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The cessation of your employment shall not be deemed to be for

3 Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board or, if the Company is not the ultimate parent corporation of its affiliated companies and is not publicly-traded, the ultimate parent of the Company (excluding you, if you are a member of such board) at a meeting of such board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the applicable board), finding that, in the good faith opinion of the applicable board, you are guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail. You will have “Good Reason” to terminate your employment in the event of (i) the assignment to you of any duties materially inconsistent in any respect with your position (including a material negative change regarding your status, offices or titles), authority, duties or responsibilities as contemplated by this agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you; (ii) any material failure by the Company to comply with any of the material provisions of this agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you; (iii) the Company’s requiring you to be based at any office or location other than that described in this agreement; (iv) any purported termination by the Company of your employment for Cause otherwise than as expressly described above; (v) any failure by the Company or any successor to comply with and satisfy Section 15(c) of this agreement, provided that such successor has received at least ten days prior written notice from the Company or the Executive of the requirements of Section 14(c) of this agreement or (vi) any reduction in your base salary or target AIP opportunity. Following a Change of Control, any good faith determination of “Good Reason” made by you shall be conclusive. Your mental or physical incapacity following the occurrence of an event described in above clauses (i) through (v) shall not affect your ability to terminate employment for Good Reason. If you voluntarily resign from the Company without Good Reason prior to the vesting of any AIP or LTI award, any unvested and unearned awards will be forfeited. In the event of a termination of your employment for any reason other than a termination of employment by the Company for Cause or your resignation without Good Reason upon or following the consummation of a Change of Control, unless otherwise set forth in this agreement with respect to a specific award or awards, you will be entitled to vesting and payment in full of any outstanding and unpaid AIP or LTI awards, and in the case of performance awards, based on the target level of performance. You would not be eligible for additional severance or benefits under any of the above termination scenarios other than as set forth in this agreement. For the avoidance of doubt, unless otherwise agreed to between you and the Board, you will not be a participant in the Tupperware Brands Corporation Executive Severance Pay Plan (or any successor plan) and will not be entitled to benefits under any change-in-control agreement, except as explicitly set forth above. Notwithstanding the foregoing, upon any termination of employment the Company will pay to you within 30 days following such termination of employment (i) all accrued salary as of the date of termination (ii) any unreimbursed business expenses incurred by you, and (iii) to the extent your employment was not terminated for Cause, any unpaid AIP, LTI or similar amounts in respect of any prior performance completed period. You shall also be entitled to retain vested benefits to the extent applicable under any Company plan or policy. 5) As CEO, you will serve as a member of the Board, but you will not receive any additional compensation for serving on the Board. 6) You will be eligible to participate in the Orlando-based benefit plans on terms and conditions that are no less favorable than those provided to other Executive Officers of the Company and CIGNA will

4 provide your medical, dental and eye insurance. Separate information regarding these benefits will be provided. 7) You will be eligible to participate in the Company’s Executive Officer benefits program on terms and conditions that are no less favorable than those provided to other Executive Officers of the Company, which includes an enhanced executive physical, every other year, and financial planning up to $5,500 per year. 8) As a highly compensated associate, you will be eligible for the following benefits on terms and conditions that are no less favorable than those provided to other Executive Officers of the Company, including with respect to any matching contributions (which benefits are subject to change from time to time, subject to the foregoing): a) Retirement Savings Plan / 401(k) - You are immediately eligible to participate in our 401(k) Plan where you may defer pre-tax and/or Roth contributions up to plan limits. Enrollment information will be mailed to you from Fidelity Investments. b) Supplemental Plan - Once you have met the annual IRS maximum for 401(k) compensation, you will be eligible to participate in the Supplemental Plan. Additional information will be provided to you upon becoming eligible. 9) Tupperware will cover on a tax-neutral basis the following expenses associated with your travel back and forth from your home location during the term of your employment with the Company: a. Travel expenses to Orlando and return to your home location, as needed (airfare via corporate travel guidelines). b. Hotel accommodations during your stay in Orlando or a corporate furnished apartment as determined by the Company in consultation with you. 10) This offer letter and your employment with the Company shall be at-will and governed by Florida law.1 11) You will be expected to become familiar with the Code of Conduct and Conflict of Interest Policies of Tupperware and comply in all respects with these policies. Further, in accepting this offer, you agree that during and after your employment with the Company, you will not disclose to any person whatsoever any unauthorized confidential information on matters relating to the Company. Notwithstanding the foregoing, you shall be permitted to disclose unauthorized confidential information on matters relating to the Company to the extent necessary (i) in order to enforce or defend your rights under this agreement or other written agreement between you and Company and its subsidiaries and affiliates, (ii) as required by law or otherwise as reasonably necessary pursuant to legal process between you and the Company and its subsidiaries and affiliates (iii) in response to a subpoena or as required by court order or governmental or regulatory investigation, or (iv) to your legal and financial advisors on a confidential basis to the extent reasonably appropriate to obtain their assistance on your legal or financial matters. The foregoing notwithstanding, nothing in this agreement prohibits you from (a) reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, (b) making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or (c) applying for or receiving any monetary award from a whistleblower award program of any governmental agency or entity with respect to the furnishing of information to a governmental agency or entity. 12) To the maximum extent permitted by law, you will be indemnified under the Company’s Certificate of Incorporation and Bylaws for all actions or inactions which occur while serving as CEO, and you will be covered by the Company’s Directors and Officers liability insurance policies. 13) The Company shall reimburse you for (or pay directly) your reasonable attorneys’ fees and costs incurred in the review, negotiation and drafting of this agreement and any ancillary agreements, up to a maximum of $12,000. 1 NTD: We will modify restrictive covenants such that you will not be subject to a post-termination non- competition covenant, but you will be subject to the other covenants.

5 14) Successors. a) This agreement is personal to you and without the prior written consent of the Company shall not be assignable by you otherwise than by will or by application of the laws of descent and distribution. This agreement shall inure to the benefit of and be enforceable by your legal representatives (and any payments otherwise due to you following your death shall be made to your estate or designated beneficiaries). b) This agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this agreement by operation of law, or otherwise. 15) Section 280G. a) Notwithstanding any other provision of this agreement, in the event that any payment or benefit received or to be received by you or paid on your behalf (including any payment or benefit received in connection with a termination of your employment, whether pursuant to the terms of this agreement, any other plan, arrangement or agreement or otherwise) (all such payments and benefits, including the payments and benefits under this Section 15, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (or any similar tax that may be imposed by any taxing authority) (such excise tax or similar tax, the “Excise Tax”), then the Total Payments shall be reduced solely to the extent necessary to ensure that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income or payroll taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local or payroll income taxes on such Total Payments and the amount of Excise Tax to which you would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). If a reduction is to occur pursuant to this Section 15(a)(i), unless an affirmative election by you is permitted by (such that it would not result in taxation under) Section 409A of the Code, the reduction to the Total Payments shall be implemented in the following order: (x) cash severance payments under this agreement (including any AIP payment); (y) accelerated vesting of any long term incentive awards or equity-based awards; (z) non-cash benefits; and any other payments or benefits under this agreement or otherwise. If no reduction is to occur pursuant to this Section 15(a)(i), the Total Payments shall be delivered and paid to you in full. b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which you shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an independent, nationally recognized accounting firm and/or tax counsel appointed or engaged by the Company with your prior written consent prior to any change in ownership or control (within the meaning of Treasury Regulations Section 1.280G-1, Q&As 27 - 29) (the “Independent Advisors”), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the written opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered (or for holding oneself out as available to perform

6 services and refraining from performing services (such as under a covenant not to compete)), in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G of the Code. In the event that the Independent Advisors are serving as accountants, auditors or counsel for the individual, entity or group effecting the change in ownership or control (within the meaning of Treasury Regulations Section 1.280G-1, Q&As 27 - 29), the Company shall appoint another nationally recognized accounting firm and/or tax counsel to make the determinations hereunder, subject to your written consent which shall not be unreasonably withheld (which firm(s) shall then be referred to as the “Independent Advisors” hereunder). All determinations hereunder shall be made by the Independent Advisors, who shall provide detailed supporting calculations both to the Company and you at such time as it is requested by the Company or you. The determination of the Independent Advisors shall be final and binding upon the Company and you, absent manifest error. The Company shall be responsible for all charges for the Independent Advisors. The Company and you shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Section 15. 16) Section 409A. a) It is the intention of the parties to this agreement that no payment or entitlement pursuant to this agreement will give rise to any adverse tax consequences to you under Section 409A of the Code, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”). The agreement shall be interpreted to that end and, consistent with that objective. In the event that the parties determine that the payments and benefits under this agreement are not in compliance with or exempt from Section 409A, the parties shall in good faith attempt to modify this agreement to comply with Section 409A while endeavoring to maintain the intended economic benefits hereunder. b) A termination of employment shall not be deemed to have occurred for purposes of any provision of this agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” c) For purposes of Section 409A, each payment of compensation under this agreement shall be treated as a separate payment of compensation. d) Notwithstanding anything herein to the contrary, to the extent that a payment or entitlement is subject to, and not exempt from, Section 409A, if you are a “specified employee” as such term is defined under Section 409A, payment of such amount shall be delayed for a period of six (6) months following your separation of employment to the extent and up to an amount necessary to ensure such payments are not subject to penalties and interest under Section 409A. If the payments are delayed as a result of the previous sentence, then on the first business day following the end of such six (6) month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, such as your death), the Company shall pay you a lump sum amount equal to the cumulative amount that would have otherwise been payable to you during such period. If you agree with the terms of this offer, please indicate your acceptance by signing two copies of this letter and returning one copy to me. We look forward to the significant contributions you will make as you join Tupperware Brands Corporation. Sincerely,

7 /s/ Susan M. Cameron Susan M. Cameron Agreed to and accepted by: /Laurie Ann Goldman/ 10/16/2023 Laurie Ann Goldman cc: Chris O’Leary Karen Sheehan Lillian Garcia